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                  GORDON HURWITZ BUTOWSKY WEITZEN SHALOV & WEIN

     A PARTNERSHIP CONSISTING OF INDIVIDUALS AND PROFESSIONAL CORPORATIONS

101 PARK AVENUE                                              NEW YORK, NY 10178



                                                                November 9, 1989



Quest Cash Reserves, Inc.
c/o Oppenheimer Capital
Two World Financial Center
225 Liberty Street
New York, NY  10080

     Re: REGISTRATION STATEMENT
         ----------------------

Gentlemen:

     This opinion is being furnished in connection with the registration by Quest Cash Reserves, Inc., a Maryland corporation, (the "Fund"), of an indefinite number of shares of its Common Stock, under the Securities Act of 1933 (the "Securities Act") which such registration is to be effected in accordance with Rule 24f-2 under the Investment Company Act of 1940 as amended, pursuant to the Fund's Registration Statement on Form N-1A under the Securities Act.

     As counsel for the Fund, we have examined such Fund records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     As to matters of Maryland law contained in this opinion, We have relied upon the opinion of Piper & Marbury. Based upon the foregoing, we are of the opinion that:

     The Shares of Common Stock to be sold by the Fund will be duly and validly issued, fully paid and nonassessable when issued and sold upon the terms and in the manner set forth in said Registration Statement of the Fund.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us as under the caption "Legal Opinions and Experts" in the prospectus


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Quest Cash Reserves, Inc.
November 9, 1989
Page 2



forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                           Very truly yours,

                           /s/ Gordon Hurwitz Butowsky
                               Weitzen Shalov & Wein